UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2011 (May 10, 2011)
Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (813) 421-7605
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers
The annual meeting of stockholders (the “Annual Meeting”) of Walter Investment Management Corp. (the “Company”) was held on May l0, 2011. At the meeting, Company stockholders approved the amendment and replacement of the Company’s 2009 Long-Term Incentive Award Plan (the “2009 Plan”) with the 2011 Omnibus Incentive Plan (the “2011 Plan”). The 2011 Plan amends and restates the 2009 Plan to, amongst other things, (a) expand the opportunities for equity awards to non-employee directors from solely stock options to other forms of equity, including restricted stock and restricted stock units, (b) increase the number of authorized shares of Common Stock reserved for issuance under the plan by 3,550,000, and (c) extend the term of the 2009 Plan to May 10, 2021. The 2011 Plan is described in detail and attached in full to the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 12, 2011 (the “2011 Proxy Statement”).
At a meeting held subsequent to the Annual Meeting, the Company’s Board of Directors awarded non-qualified options under the 2011 Plan to purchase common stock of the Company to certain executive officers of the Company as set forth below.

Company Executive	Number of Options
Mark O’Brien	231,567
Charles Cauthen	155,613
Denmar Dixon	148,203
Kimberly Perez	74,102
Stuart Boyd	55,576
Delio Pulido	25,936
The options were granted at an exercise price of $17.61, being the average of the high and the low selling prices of the Company’s stock on the date of the grant. The options vest one third per year over the three year period following the date of the grant and have a termination date of May 10, 2021. The terms and conditions of the awards were set forth in award agreements (“Award Agreements”) which provide, amongst other things, that unvested options will vest in the event of death, Disability, Retirement (other than for O’Brien), Constructive Termination or a Change of Control (all capitalized terms being defined in the Award Agreements), but are otherwise subject to forfeiture. The Award Agreements also provide restrictions on transfer of the awards and adjustment in the event of a change in the capitalization of the Company. No rights as a stock holder are conveyed by the grants unless and until such time as the purchase price for the options has been paid. The foregoing description is qualified in its entirety by the form of the Award Agreement under the 2011 Plan, filed as Exhibit 10.2 hereto which is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders
Five proposals described fully in the 2011 Proxy Statement were presented for approval at the Annual Meeting. As of the record date, there was a total of 25,801,900 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting 22,629,005 shares of common stock were represented in person or by proxy, therefore a quorum was present.
The stockholders of the Company voted on the following five matters:
Proposal 1 — Election of Directors
There were two Class II director positions up for election. The following persons were nominated and elected to serve as directors of the Company until the 2014 Annual Meeting of Stockholders; William Meurer and Michael Tokarz. The voting results for each nominee were as follows:

Name	For	Withheld	Broker Non-Votes
William Meurer	12,382,331	992,736	9,253,938
Michael Tokarz	10,076,578	3,298,489	9,253,938
Proposal 2 — Advisory Vote on Executive Compensation
The proposal to approve, on an advisory basis, the executive compensation of the Company’s named executive officers, as disclosed in the 2011 Proxy Statement, received the following votes:

Votes For	Against	Abstained	Broker Non-Votes
12,346,034	954,391	74,642	9,253,938
Proposal 3 — Advisory Vote on the Frequency of Advisory Votes on Executive Compensation
The proposal to approve, on an advisory basis, the frequency with which stockholders will be provided an advisory vote on executive compensation received the following votes:

Every Year	Every Two Years	Every Three Years	Abstained	Broker Non-Votes
11,593,347	79,843	1,644,855	57,022	9,253,938

Proposal 4 — Amendment and Replacement of the Company’s 2009 Long-Term Incentive Award Plan with the 2011 Omnibus Incentive Plan
The proposal to approve the amendment and replacement of the Company’s 2009 Long-Term Incentive Award Plan with the 2011 Omnibus Incentive Plan, as disclosed in the Proxy Statement, received the following votes:

Votes For	Votes Against	Abstained	Broker Non-Votes
8,126,570	5,161,484	87,013	9,253,938
Proposal 5 — The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm received the following votes.

Votes For	Votes Against	Abstained
22,341,199	175,745	112,061

Item 9.01 Exhibits
(d) Exhibits

Exhibit No.	Note	Description
10.1	(1)	Walter Investment Management Corp. 2011 Omnibus Incentive Plan
10.2	(2)	Form of Award Agreement under the Walter Investment Management Corp. 2011 Omnibus Incentive Plan.

Notes

(1)	Incorporated by reference to Registrant’s 2011 Definitive Proxy Statement as filed with the Securities and Exchange Commission on May 12, 2011

(2)	Filed herewith
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.
Date: May 16, 2011	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary